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                                  EXHIBIT 23.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in the Registration Statements of EMC Corporation on Form S-3 (File Nos. 333-24901, 333-41079 and 333-60177) and on Form S-8 (File Nos. 33-51800, 33-54860, 33-63665, 333-31471,
333-55801, 333-01375, 333-05133, 333-61113, 333-63045, 333-57263, 333-90329,
333-90331 and 333-86659) of our report dated January 21, 2000, on our audits of the consolidated financial statements and consolidated financial statement schedule of EMC Corporation as of December 31, 1999 and 1998 and for each of the three years in the period ended December 31, 1999, which report is included in this Annual Report on Form 10-K.




                                  /s/ PricewaterhouseCoopers LLP

                                  PricewaterhouseCoopers LLP

Boston, Massachusetts
March 17, 2000